Exhibit 99.1

Medidata Solutions Reports First Quarter 2012 Results

  Record revenues of $50.4 million, up 24% year over year
  GAAP operating income increased to $6.1 million, up 76% year over year
  Record remaining 2012 application services backlog, up 34% year over year
  Total customers increased to 287, up 24% year over year
  Raises full year revenue guidance to between $213 and $217 million
  Raises full year non-GAAP operating income guidance to between $51.5 and $54.5 million

NEW YORK--(BUSINESS WIRE)--May 1, 2012--Medidata Solutions (NASDAQ: MDSO), a leading global provider of cloud-based clinical technology solutions that enhance the efficiency of clinical development, today announced its financial results for the first quarter of 2012, and provided detailed financial guidance for the second quarter and full year 2012.

“We started 2012 with outstanding execution, exceeding our expectations and building on last year’s momentum,” said Tarek Sherif, Medidata’s chief executive officer. “Our growth is being driven by a combination of competitive wins and takeaways, expanding relationships with our CRO partners and growing interest in the Medidata clinical cloud.”

First Quarter Highlights

  Revenues increased to $50.4 million, an increase of 24% year over year, exceeding the company’s stated outlook range of $48.5 million to $49.5 million, as Medidata’s platform continued to make strong market gains.
  Gross margins were 71%, up 3 percentage points compared with the same quarter last year.
  GAAP operating income increased 76% to $6.1 million. Non-GAAP operating income* increased 43% to $10.3 million.
  Medidata added 17 new customers globally, increasing the customer base to 287, up 24% year over year. Growth came from direct sales and through the CRO partner channel.
  Medidata’s broad cloud-based platform saw strong demand from both new and existing customers in the first quarter: 24% of new customers purchased more than one product and 32% of customers use more than one product or additional modules.
  Medidata announced a major new version of Medidata Balance™, its randomization and clinical trial supply management solution, significantly broadening its addressable market, while offering advanced technology that enables transformation of a key area of the clinical process.
  FierceBiotech IT named Medidata President Glen de Vries one of 2011’s “Top 10 Biotech Techies.”

Mr. Sherif continued, “We are helping to shape the future of clinical development, as Medidata’s platform increasingly becomes a standard in the life sciences industry. Given the changes happening in our industry, it is clear that we are in the early stages of a multi-year adoption cycle for our comprehensive cloud-based solution. Our ability to innovate and our team’s great execution are driving our success and that of our customers, while building value for our shareholders.”

Financial Highlights

Net revenues for the first quarter of 2012 were $50.4 million, compared with $40.8 million in the first quarter of 2011. The 24% increase in net revenues was due to a $5.0 million, or 15%, increase in revenues from application services and a $4.6 million, or 63%, increase in revenues from professional services.

Gross margins in the first quarter of 2012 were 71%, an increase of almost 3 percentage points over gross margins of 68% a year ago.

Non-GAAP operating income* for the first quarter of 2012 increased 43% to $10.3 million, compared with $7.2 million a year ago. GAAP operating income for the quarter increased 76% to $6.1 million, compared with $3.5 million a year ago.

Non-GAAP net income* for the first quarter of 2012 increased 22% to $6.5 million, or $0.26 per diluted share, compared with $5.3 million, or $0.21 per diluted share, in the first quarter of 2011. Adjusted non-GAAP net income* for the first quarter of 2012 was $5.4 million, or $0.22 per diluted share, compared with $5.3 million, or $0.21 per diluted share, in the first quarter of 2011. GAAP net income for the first quarter of 2012 increased to $3.8 million, or $0.15 per diluted share, compared with $3.2 million, or $0.13 per diluted share, in the first quarter of 2011.

Total cash, cash equivalents and marketable securities were $111.2 million at the end of the first quarter, an increase of $3.5 million from the fourth quarter. The company generated cash flow from operations of $2.5 million.

Financial Outlook

For the full year 2012, the company now expects revenues to be between $213 and $217 million. Professional services revenues are expected to be in the mid $40 million range. Non-GAAP operating income is now expected to be between $51.5 and $54.5 million. Based on current estimates, this would equate to GAAP operating income between $32.0 and $35.0 million. Non-GAAP net income is now expected to be between $32.5 and $35.5 million. Based on current estimates, this would equate to GAAP net income between $19.5 and $22.5 million. The company now expects adjusted non-GAAP net income, which includes tax impact, primarily on stock-based compensation and amortization at a 40% effective tax rate, to be between $27.0 and $30.0 million.

Remaining application services backlog as of March 31, 2012 increased 34% to $107 million over the comparable period a year ago. This compares with a 2% decline in remaining application services backlog as of March 31, 2011 over the comparable prior period. The difference between the application services backlog and the balance of revenue guidance for the remainder of the year includes professional services revenue guidance and expected additional business from new and existing customers.

For the second quarter of 2012, the company expects revenues to be between $51.5 and $52.5 million. The company expects non-GAAP operating income to be between $10.0 and $11.0 million. Based on current estimates this would equate to GAAP operating income of $5.0 and $6.0 million. Non-GAAP net income is expected to be between $6.0 and $7.0 million. Based on current estimates, this would equate to GAAP net income of between $3.0 and $4.0 million. The company expects adjusted non-GAAP net income, which includes tax impact, primarily on stock-based compensation and amortization at a 40% effective tax rate, to be between $5.0 and $6.0 million.

While changes in the stock price could change the fully diluted share count, the company is assuming 25.3 and 25.4 million fully diluted shares in the second quarter and full year, respectively.

“Medidata's strong start to the year and record quarterly revenues reinforce our belief that we are well positioned to achieve our long-term top line growth targets,” said Cory Douglas, chief financial officer. “Our business momentum continues to build based on our record remaining application services backlog, growing market leadership and our team’s great progress delivering the Medidata clinical cloud.”

Conference Call

The company plans to host its investor conference call today at 8:00 a.m. Eastern. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Tuesday, May 15, 2012 by dialing 800-585-8367 domestically or 404-537-3406 internationally, with the passcode 71377444. An archive of the call will also be hosted on the “Investor” section of Medidata’s web site, http://investor.mdsol.com, for a limited period of time.

About Medidata Solutions Worldwide

Medidata Solutions is a leading global provider of cloud-based clinical development solutions that enhance the efficiency of customers’ clinical trials. Medidata’s advanced solutions lower the total cost of clinical development by optimizing clinical trials from concept to conclusion: from study and protocol design, trial planning and budgeting, site negotiation, clinical portal, trial management, randomization and trial supply management, clinical data capture and management, safety events capture, medical coding to business analytics. Our diverse life science customer base spans biopharmaceutical companies, medical device and diagnostic companies, academic and government institutions, CROs and other research organizations, and includes more than 20 of the top 25 global pharmaceutical companies as well as organizations of all sizes developing life-enhancing medical treatments and diagnostics.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the company, see disclosures contained in Medidata's public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2011. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

*Non-GAAP Financial Information

Medidata provides Non-GAAP operating income, net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions, stock-based compensation expense and adjustment to the fair value of contingent consideration. Management uses these Non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation and amortization and non-cash, share-based compensation charges and management believes, based on discussions with investors, that these Non-GAAP measures enhance investor’s ability to assess Medidata’s historical and project future financial performance. While management believes these Non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of Non-GAAP financial measures. One limitation of Non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011

Revenues
Application services	$38,396	$33,405
Professional services	11,963	7,352
Total revenues	50,359	40,757

Cost of revenues(1)(2)
Application services	7,484	7,142
Professional services	7,131	5,946
Total cost of revenues	14,615	13,088

Gross profit	35,744	27,669

Operating costs and expenses:
Research and development(1)	9,955	7,162
Sales and marketing(1)(2)	10,383	7,947
General and administrative(1)	9,290	9,086

Total operating costs and expenses	29,628	24,195

Operating income	6,116	3,474

Interest and other income (expense):
Interest expense	(21)	(36)
Interest income	71	88
Other income (expense), net	-	28

Total interest and other income (expense), net	50	80

Income before income taxes	6,166	3,554

Provision for income taxes	2,396	368

Net income	$3,770	$3,186

Earnings per share:
Basic	$0.16	$0.14
Diluted	$0.15	$0.13

Weighted average common shares outstanding:
Basic	24,017	23,411
Diluted	24,842	24,799

(1) Stock-based compensation expense included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$295	$236
Research and development	192	120
Sales and marketing	564	415
General and administrative	1,103	969
Total stock-based compensation	$2,154	$1,740

(2) Amortization expense of intangible assets included in cost of revenues and operating costs and expenses is as follows:
Cost of revenues	$318	$237
Sales and marketing	129	124
Total amortization of intangible assets	$447	$361

MEDIDATA SOLUTIONS, INC.

Reconciliation of GAAP Operating Income and GAAP Net Income to
Non-GAAP Operating Income, Non-GAAP Net Income, and Adjusted Non-GAAP Net Income
(unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011

Operating income:
GAAP operating income	$6,116	$3,474
GAAP operating margins	12.1%	8.5%

Stock-based compensation	2,154	1,740
Depreciation and amortization	1,994	2,022
Contingent consideration adjustment(1)	80	-

Non-GAAP operating income	$10,344	$7,236
Non-GAAP operating margins	20.5%	17.8%

Net income:
GAAP net income	$3,770	$3,186

Stock-based compensation	2,154	1,740
Amortization	447	361
Contingent consideration adjustment(1)	80	-

Non-GAAP net income	6,451	5,287

Tax impact on add-back items(2)	(1,072)	-

Adjusted non-GAAP net income	$5,379	$5,287

GAAP basic earnings per share	$0.16	$0.14
GAAP diluted earnings per share	$0.15	$0.13

Non-GAAP basic earnings per share	$0.27	$0.23
Non-GAAP diluted earnings per share	$0.26	$0.21

Adjusted non-GAAP basic earnings per share	$0.22	$0.23
Adjusted non-GAAP diluted earnings per share	$0.22	$0.21

(1) Amount represents the effect of changes in fair value of contingent consideration liability.
(2) Tax impact calculated using a 40% tax rate.

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income and net income per share applicable to common stockholders for the three months ended March 31, 2012 and 2011. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions, stock-based compensation expense, and adjustment to the fair value of contingent consideration.

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Amounts in thousands, except per share data)

	March 31, 2012	December 31, 2011

ASSETS

Current assets:
Cash and cash equivalents	$58,387	$45,214
Marketable securities	52,840	62,463
Accounts receivable, net of allowance for doubtful accounts of $1,015 and $882, respectively	30,727	22,970
Prepaid commission expense	2,011	1,743
Prepaid expenses and other current assets	4,761	4,380
Deferred income taxes	10,612	10,896

Total current assets	159,338	147,666

Restricted cash	388	388
Furniture, fixtures and equipment, net	9,370	9,825
Goodwill	15,330	15,164
Intangible assets, net	3,040	3,425
Deferred income taxes- long-term	11,578	11,581
Other assets	1,673	1,786

Total assets	$200,717	$189,835

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,994	$3,861
Accrued payroll and other compensation	5,806	9,854
Accrued expenses and other	6,337	5,886
Deferred revenue	56,834	51,225
Capital lease obligations	78	114

Total current liabilities	71,049	70,940

Noncurrent liabilities:
Deferred revenue, less current portion	13,168	12,037
Deferred tax liabilities	612	629
Capital lease obligations, less current portion	142	136
Other long-term liabilities	2,013	1,976

Total noncurrent liabilities	15,935	14,778

Total liabilities	86,984	85,718

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding
	-	-
Common stock, par value $0.01 per share; 100,000 shares authorized, 25,374 and 25,053 shares issued; 25,205 and 24,888 shares outstanding, respectively
	253	250
Additional paid-in capital	143,187	137,556
Treasury stock, 169 and 165 shares, respectively	(2,236)	(2,186)
Accumulated other comprehensive loss	(100)	(362)
Accumulated deficit	(27,371)	(31,141)

Total stockholders’ equity	113,733	104,117

Total liabilities and stockholders' equity	$200,717	$189,835

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)
	Three Months Ended March 31,
	2012	2011

Cash flows from operating activities:
Net income	$3,770	$3,186
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,994	2,022
Stock-based compensation	2,154	1,740
Amortization of discounts or premiums on marketable securities	317	245
Excess tax benefit associated with equity awards	(1,264)	-
Deferred income taxes	272	14
Amortization of debt issuance costs	15	15
Contingent consideration adjustment	80	-
Changes in operating assets and liabilities:
Accounts receivable	(5,758)	4,586
Prepaid commission expense	(321)	(23)
Prepaid expenses and other current assets	(97)	162
Other assets	(133)	(446)
Accounts payable	(1,438)	68
Accrued payroll and other compensation	(4,048)	(6,946)
Accrued expenses and other	2,107	466
Deferred revenue	4,941	700
Other long-term liabilities	(43)	(29)

Net cash provided by operating activities	2,548	5,760

Cash flows from investing activities:
Purchases of furniture, fixtures and equipment	(1,821)	(495)
Purchases of available-for-sale marketable securities	(20,440)	(21,909)
Proceeds from sale of available-for-sale marketable securities	29,757	36,567

Net cash provided by investing activities	7,496	14,163

Cash flows from financing activities:
Proceeds from exercise of stock options	2,216	824
Excess tax benefit associated with equity awards	1,264
Payment of acquisition-related earn-out	(251)	-
Acquisition of treasury stock	(50)	-
Repayment of obligations under capital leases	(56)	(282)

Net cash provided by financing activities	3,123	542

Net increase in cash and cash equivalents	13,167	20,465

Effect of exchange rate changes on cash and cash equivalents	6	29

Cash and cash equivalents — Beginning of period	45,214	16,025

Cash and cash equivalents — End of period	$58,387	$36,519

CONTACT:
Investor Contact:
Medidata Solutions
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media Contact:
Lois Paul and Partners
Susan McCarron, 617-986-5767
susan_mccarron@lpp.com